UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2026

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/F. 29 Des Voeux Road Central, Central,

Hong Kong Special Administrative Region of the People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+852 2669-8078

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	NASDAQ Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As discussed in the Current Report on Form 8-K filed by ZW Data Action Technologies, Inc. (the “Company”) on July 22, 2026, at the Annual Meeting of Stockholders (the “Annual Meeting”) held on July 22, 2026, the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 12,500,000 shares to 200,000,000 shares. The amendment to the Articles of Incorporation has become effective upon filing with, and acceptance for record by, the Secretary of State of Nevada on July 24, 2026. A copy of the Amendment to our Articles of Incorporation filed the Secretary of State of Nevada effecting the increase in authorized common stock of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2026	ZW Data Action Technologies, Inc.

By: /s/ Cheng Handong
Name: Cheng Handong
Title: Chief Executive Officer